                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  November 29, 2001
                       (Date of Earliest Event Reported)

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
              (Exact name of registrant as specified in charter)

                       Commission File Number:  1-15607

                DELAWARE                                   04-3483032
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                    Identification No.)


                              John Hancock Place
                         Boston, Massachusetts  02117
                   (Address of principal executive offices)

                                (617) 572-6000
             (Registrant's telephone number, including area code)

Item 5.   Other Events.

     On November 29, 2001, John Hancock Financial Services, Inc. (the "Company"), a Delaware corporation, entered into an Underwriting Agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) relating to $500 million aggregate principal amount of 5.625% Senior Notes due December 1, 2008 (the "Senior Notes") with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, pursuant to which Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named in such Underwriting Agreement, agreed to purchase the Senior Notes from the Company. The Senior Notes were sold pursuant to the shelf registration statement filed by the Company with the Securities and Exchange Commission on June 8, 2001 and a prospectus supplement and accompanying prospectus each dated November 29, 2001. The terms of the Senior Notes are set forth in an Indenture dated as of November 29, 2001 (attached hereto as Exhibit 4.1 and incorporated herein by reference), and terms resolutions of officers of the Company dated November 29, 2001 (attached hereto as Exhibit 4.2 and incorporated herein by reference).

Item 7.   Financial Statements and Exhibits.

(c) Exhibits

1.1 Underwriting Agreement dated November 29, 2001 among John Hancock Financial Services, Inc., Lehman Brothers Inc. and Morgan Stanley & Co.
     Incorporated.

4.1 Indenture dated as of November 29, 2001 between John Hancock Financial Services, Inc. and JPMorgan Chase Bank relating to Senior Debt Securities.

4.2 Officers' resolutions relating to terms of the 5.625% Senior Notes due December 1, 2008.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JOHN HANCOCK FINANCIAL SERVICES, INC.


Date: December 5, 2001              By: /s/ Thomas E. Moloney
                                        ---------------------------
                                    Name:  Thomas E. Moloney
                                    Title: Chief Financial Officer